Exhibit 99.4

RESIGNATION

To the Board of Directors of International Packaging and Logistics Group, Inc., (the “Company”):

The undersigned, Allen Lin, hereby resigns as a Director and as any officer or other position the undersigned has with the Company, all such resignations to be effective immediately upon the closing of the transaction contemplated under that certain Stock Purchase Agreement (the “Purchase Agreement”) dated as of July 1, 2016 by and between the undersigned and Standard Resources and the Company for the H&H Vend Out, without any further action of the undersigned or the Company.

This resignation is not due to a disagreement with the Company on any matter relating to the Company’s operations, policies or practices. In connection with my resignation, I hereby represent that as of the date of this letter and as of the “Closing Date,” as such term is defined in the Purchase Agreement for the H&H Vend Out, I have no claim against the Company for any outstanding remuneration, loans or fees of whatever nature.

/s/ Allen Lin

Allen Lin

Dated: July 1, 2016